Exhibit 4.12


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE HOLDER HEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE HOLDER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES AND/OR INVESTOR PROTECTION LAWS OR THE ISSUANCE TO BORROWER OF A FAVORABLE OPINION OF COUNSEL OR THE SUBMISSION TO BORROWER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO SUCH COUNSEL, IN EITHER CASE TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.


                                 SURGILIGHT INC.

                              CONVERTIBLE DEBENTURE


HOLDER:   McClane Tessitore                            DEBENTURE NO.:
                                                                     -----------

Address:  215 East Livingston Street
          Orlando, Florida 32801


PRINCIPAL AMOUNT OF DEBENTURE: $73,500

     FOR VALUE RECEIVED, SURGILIGHT INC., a Florida corporation (hereinafter called "Borrower"), hereby promises to pay to the Holder, or order, the principal sum of Seventy Three Thousand Five Hundred Dollars ($73,500) ("Principal") on the Maturity Date (as defined herein). All unpaid Principal together with all other amounts due hereunder shall become due and payable on December 31, 2002 ("Maturity Date").

     All amounts due hereunder are payable in lawful money of the United States of America at the address of the Holder as set forth above.

                                   ARTICLE ONE
                                   PREPAYMENT

     1.1 Prepayment. At any time after the date of this Debenture, Borrower, at its option, without penalty or premium, may prepay all or any part of the Principal amount then outstanding by sending notice of such prepayment together with such prepayment to the Holder at the address set forth at the beginning of this Debenture. Prepayments need not be made pro rata among holders of debentures.

                                   ARTICLE TWO
                         CONVERSION AND PURCHASE RIGHTS

     2.1  Conversion Right.

          2.1.1 Conversion Right and Procedure. The Holder of this Debenture shall have the right from the date hereof and at any time prior to the Maturity Date, by giving Borrower proper notice of intent to convert as provided herein, the amounts then outstanding and owed to the Holder pursuant to this Debenture up to the maximum allowed using the conversion rate set forth in this Section
2.1 into fully paid and nonassessable shares of common stock of Borrower, per value $.0001 par share ("Common Stock"). Surrender of this Debenture and notice of Holder's intention to convert must be delivered to Borrower at least thirty
(30) days prior to the applicable conversion date. Upon the surrender of this

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Debenture, accompanied by such Holder's written request for conversion,
Borrower, within thirty (30) days of receipt of Holder's notice of conversion pursuant to this Article Two, shall and issue and deliver to Holder certificates evidencing such shares of Common Stock as hereinafter set forth. If a portion of this Debenture is converted, Borrower shall deliver to the Holder a certificate for the proper number of shares of Common Stock for the portion converted and a new Debenture in the form hereof for the balance of the Principal amount hereof. Upon transfer of this Debenture, the then-unexercised conversion or purchase right set forth in this Article Two shall inure to the transferee(s) in proportion to their respective interests, or as Holder shall allocate said conversion or purchase right.

          2.1.2 Conversion Rate. Subject to adjustment as provided in Section
2.2 hereof, Holder shall be entitled to convert the entire sum of the indebtedness represented by this Debenture into shares of Capital Stock ("Conversion Shares") at a conversion rate per share equal to the average of the closing "bid" prices of the Borrower's Common Stock quoted on the NASDAQ Over-The Counter Bulletin Board, or such other national exchange or trading system as the Borrower's Common Stock is then trading, for the ten (10) consecutive trading days immediately prior to the date of notice of conversion ("Conversion Rate"). Upon Borrower's issue and delivery of the Conversion Shares to Holder, the account payable to Holder will be deemed satisfied and paid in full.

          2.1.3 Overpayment. Holder agrees to repay any amounts overpaid on Borrower's account payable to Borrower within 15 days of a sale of the Conversion Shares. Borrower agrees that Holder may set-off any such amounts against any outstanding balance owed by Borrower.

     2.2 Cash Distributions. No adjustment on account of cash dividends or interest on Common Stock or other securities purchasable hereunder will be made to the Conversion Rate.

     2.3 Fractional Shares. No fractional shares of Common Stock will be issued in connection with any conversion or purchase hereunder. In lieu of such fractional shares, Borrower shall make a cash payment therefore upon the basis of the Conversion Rate then in effect.

     2.4 Authorized Shares. Borrower covenants that, during the period the conversion or purchase right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Debenture. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture or purchase of shares pursuant hereto.

     2.5 Purchase Right. Notwithstanding any partial payment of the Principal of this Debenture, the conversion right or right to purchase securities as set forth in this Article Two shall continue with respect to such unpaid Principal, adjusted as provided in this Article Two, until the Maturity Date.

     2.6 Effect of Conversion. Upon any conversion of this Debenture under this Article Two, such conversion shall be deemed to have been effected immediately prior to the close of business on the effective date of such conversion, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such conversion shall become the holder or holders of record of such Common Stock at that time and date. The certificates for the Common Stock so purchased shall be delivered to Holder within a reasonable time, not exceeding ten (10) business days, after the effective date of conversion, and shall bear a legend substantially similar to the following restrictive legend:

     "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless the Company has received an opinion of counsel satisfactory to the Company that such registration is not required."

     2.7 Resale Restrictions. At such time as the Conversion Shares have been registered and became eligible for resale in the public markets, on any trading day, Holder may not sell more than fifteen percent (15%) of the previous day's trading volume, except pursuant to a prior written consent of Borrower. These restrictions are to insure an orderly liquidation of the Conversion Shares so as not to unduly affect the overall market for the Common Stock.


                                  ARTICLE THREE
                                EVENTS OF DEFAULT

     The occurrence of any of the following events of default shall, at the option of the Holder hereof, make all sums of Principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment, or notice, all of which hereby are expressly waived:

     3.1 Insolvency; Receiver or Trustee. Borrower shall become insolvent or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed.

     3.2 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and which shall not have been dismissed within ninety (90) days after institute

                                  ARTICLE FOUR
                            NO SECURITY FOR DEBENTURE

     This Debenture represents an unsecured debt obligation of Borrower.

                                  ARTICLE FIVE
                                    TRANSFER

     5.1 Assignment. This Debenture and the debt obligation represented hereby may be transferred, sold, assigned or hypothecated only pursuant to a valid and effective registration statement or if the Borrower has received from its counsel a written opinion to the effect that registration of Debenture is not necessary in connection with such transfer, sale, assignment or hypothecation. Any such assignment shall be effected by Holder by (i) executing the form of assignment attached hereto; (ii) surrendering the Debenture for cancellation at the office or agency of the Borrower, accompanied by the opinion of counsel referred to above; and (iii) delivery to the Borrower of a statement by the transferee Holder (in a form acceptable to the Borrower and its counsel) that Debenture is being acquired by such Holder for investment and not with a view to its distribution or resale; whereupon the Borrower shall issue, in the name or names specified by Holder (including Holder), new Debentures representing in the aggregate debt as is evidenced by this Debenture. The term "Holder" shall be deemed to include any person to whom this Debenture is transferred in accordance with the terms herein. The new Debenture issued upon assignment of this Debenture shall be subject to the provisions of this Debenture and the Subscription Agreement.

     5.2 Register. The Borrower shall maintain a register for the recordation of transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the Borrower shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

     5.3 Lost of Destroyed Debentures. Upon receipt by the Borrower at its principal office of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the Borrower or, in case of any such mutilation, upon surrender and cancellation of this Debenture, the Borrower will issue a new Debenture of like tenor in lieu of this Debenture. The Holder will pay Borrower's cost to replace such Debenture.

                                   ARTICLE SIX
                               REGISTRATION RIGHTS

     Borrower shall use its best efforts to file with the Securities and Exchange Commission ("SEC") and have declared effective no later than May 31, 2002 one or more registration statements under the Securities Act of 1933, as amended (the "Act"), on Form SB-2 or such other form as is permitted for registration of the Conversion Shares. Borrower will give written notice by registered mail at least twenty (20) days prior to the filing of each such registration statement to each holders of record of the Debentures and the Conversion Shares, of its intention to do so. Upon the written request of any holder of the Debentures or the Conversion Shares given within ten (10) days after receipt of any such notice of its or their desire to include any such Conversion Shares in such proposed registration statement, Borrower shall afford such holders the opportunity to have any such Conversion Shares registered under such registration statement. Borrower also agrees to use its best efforts to cause the above filing to remain effective for no less than twelve (12) months from its effective date. The registration rights described in this Article Six shall terminate at such time as the Conversion Shares are saleable in one or more transactions pursuant to Rule 144(k) of the Act.

     Borrower may require each selling holder to promptly furnish in writing to Borrower such information regarding the distribution of the Conversion Shares by such selling holder as Borrower may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, an such information as may be requested by the SEC or the National Association of Security Dealers, Inc. Borrower shall have the right to exclude from such registration any holder who fails to provide such information.

                                  ARTICLE SEVEN
                                  MISCELLANEOUS

     7.1. No Stockholder Rights. This Debenture shall not entitle Holder to any voting rights or other rights as a shareholder of the Borrower.

     7.2. Representations.

     (a) Holder represents that it has reviewed all SEC public filings by Borrower and is familiar with the business and financial condition of Borrower. Further, Holder understands and acknowledges that until a registration statement with respect to the Conversion Shares becomes effective, the Conversion Shares will be deemed "restricted" shares not eligible for public resale except pursuant to Rule 144 of the Securities Act. Holder acknowledges that Borrower has made no representations or warranties regarding its financial condition other than as disclosed in its public SEC filings, and that Holder is not relying on any information about Borrower except information disclosed in Borrower's public SEC filings.

     (b) Borrower represents that the Conversion Shares, when issued to Holder, will be deemed fully paid and nonassessable. Borrower makes no representations with respect to the effective date of any registration statement or the date when the Conversion Shares will be eligible for public resale.

     7.3 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     7.4 Notices. All notices, requests, demands, and other communications under this Debenture shall be in writing and shall be deemed to have been duly given on the date of service. Notices may be served (i) personally on the party

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to whom notice is to be given, (ii) by first class mail, registered or certified, postage prepaid, or (iii) by overnight express courier (such as Federal Express), and properly addressed as set forth at the beginning of this Debenture.

     7.5 Definition. The term "Debenture" or "this Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or if later amended or supplemented, then, as so amended or supplemented.

     7.6 Assignability. This Debenture shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Holder, its successors and permitted assigns.

     7.7 Litigation Expenses. In the event any litigation or arbitration arises out of or in connection with this Agreement, the prevailing party in such litigation or arbitration shall receive from the other party all of its court costs and legal expenses, including reasonable attorneys' fees, incurred in any such litigation or arbitration, including those associated with appellate, and post-judgment collection proceedings.

     7.8 Governing Law. This Debenture has been executed in and shall be governed by the laws of the State of Florida, without regard to Florida's choice of law provisions. Venue for any proceeding shall be in Orange County, Florida.

     IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer and its corporate seal to be affixed hereto.

Dated:                  , 2002
       -----------------

                                            SURGILIGHT INC.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                  PURCHASE FORM

                (To be signed only upon conversion of Debenture)


     The undersigned, the Holder of the foregoing Debenture, hereby irrevocably elects to exercise the conversion and purchase rights represented by such Debenture and applies $ _____________of principal represented by such Debenture to the purchase of _______ shares of Common Stock of SurgiLight Inc., a Florida corporation, at the Conversion Rate of $_____ per share, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _____________ whose address(es) is/are__________________________.


Dated:
       -----------------


                                            -----------------------------------


                                            -----------------------------------
                                            Address

                                            -----------------------------------

                                  TRANSFER FORM

                 (To be signed only upon transfer of Debenture)


     For value received, the undersigned hereby sells, assigns, and transfers unto________________ all rights to purchase shares of Common Stock represented by________________________________ principal amount of the Debenture, and appoints__________________________ attorney, to transfer such rights on the books of______________________ full power of substitution in the premises.


Dated:
       -----------------

                                            -----------------------------------
                                            Holder

                                            -----------------------------------
                                            Address

                                            -----------------------------------